UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On December 21, 2009 and December 23, 2009, we entered into stipulations with certain stockholders who acquired shares of our common stock when we purchased the assets of SensiGen, LLC in February 2009. In July 2009, these stockholders asserted claims for damages of approximately $1.3 million resulting from the alleged breach of representations and warranties made by us in the asset purchase agreement. Pursuant to the stipulations, in consideration of the stockholders’ release of claims, we have agreed to issue, within five days, an aggregate of 367,547 shares of our common stock to such stockholders.

The shares of our common stock will be issued to the settling stockholders pursuant to Section 4(2) and Rule 506 of the Securities Act of 1933, as amended, as a transaction to accredited investors not involving a public offering and such shares will not be eligible for resale in accordance with Rule 144 under the Securities Act until six months following the issuance of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: December 23, 2009	By:	/s/ CLARKE W. NEUMANN
Clarke W. Neumann
Vice President and General Counsel

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